Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-141344, 33-67114, 333-17695 and 333-213712 on Form S-8 of AMREP Corporation and in Registration Statement No. 333-141861 on Form S-3 of AMREP Corporation of our report dated July 18, 2017 relating to our audit of the consolidated financial statements for the year ended April 30, 2017 appearing in the Annual Report on Form 10-K of AMREP Corporation for the year ended April 30, 2018.

/s/ RSM US LLP

Davenport, Iowa

July 20, 2018